UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	KRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Accounting Officer

On May 12, 2025, the Company and Merryl Werber, Senior Vice President, Chief Accounting Officer and Controller of the Company, agreed that Ms. Werber will leave the Company as of January 9, 2026 (the “Separation Date”) to pursue other opportunities. The Company will promptly begin a search for Ms. Werber’s replacement. Ms. Werber will continue in her current position at the Company until the Separation Date or any earlier date on which her replacement is appointed. Ms. Werber’s separation is not the result of a disagreement with the Company on any matter related to the Company’s financial statements or accounting policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation

Date: May 14, 2025

	By:	/s/ Lauren N. Stadler
Lauren N. Stadler
Executive Vice President, General Counsel and Secretary